Exhibit 10.2
EXECUTION VERSION
STRICTLY CONFIDENTIAL

TERMINATION AND ASSET TRANSFER AGREEMENT
by and between
NOVARTIS PHARMA AG,
NOVARTIS INTERNATIONAL PHARMACEUTICAL LTD.
and
ARRAY BIOPHARMA INC.
Dated as of November 26, 2014

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

i
[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

ii
[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

EXHIBIT A –	LIST OF CLINICAL TRIALS
EXHIBIT B –	FINAL FTC DECISION AND ORDER
EXHIBIT C –	FORM OF PRESS RELEASE

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[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

THIS TERMINATION AND ASSET TRANSFER AGREEMENT, dated as of November 26, 2014 (together with all Schedules and Exhibits attached hereto, this “Agreement”), is made by and among Novartis Pharma AG, a Swiss corporation (“Novartis”), Novartis International Pharmaceutical Ltd., a corporation organized and existing under the laws of Bermuda, for purposes of Articles II, Section 4.1, Section 5.1(d) and Article X only (“NIP”), and Array BioPharma Inc., a Delaware corporation (“Array”).
RECITALS
WHEREAS, pursuant to certain transactions publicly announced on April 22, 2014, Novartis AG has agreed to acquire certain oncology assets of GlaxoSmithKline PLC (the “GSK Transactions”);
WHEREAS, the United States Federal Trade Commission (including any successor agency thereto, the “FTC”) has raised the concern that the GSK Transactions are likely to produce anticompetitive effects in the alleged relevant product markets in the United States as described in the FTC’s complaint, which would not be in the public interest, including by eliminating competition between Novartis AG and GlaxoSmithKline PLC, and the GSK Transactions raise potential competition-law concerns Europe;
WHEREAS, in order to resolve such concerns in these alleged product markets in the United States and Europe, Novartis has agreed to enter into an agreement to divest certain assets related to these products with Array, to permit Array to replace lost competition by itself developing, manufacturing, marketing and selling the products referred to above into the respective alleged product markets;
WHEREAS, the FTC has or is about to issue a Decision and Order governing the scope, nature and extent and requirements of this Agreement;
WHEREAS, NIP and Array are parties to the License Agreement, dated April 19, 2010 (the “Existing License Agreement”);
WHEREAS, the Parties desire to terminate the Existing License Agreement upon the terms and subject to the conditions hereinafter set forth;
WHEREAS, in connection with such GSK Transactions, Novartis intends to transfer the rights to develop and commercialize Novartis’s proprietary compound known as LGX818 (“LGX818”) to an acquirer (the “LGX818 Buyer”) pursuant to an acquisition and/or licensing transaction (the definitive agreements governing such transaction, the “LGX Definitive Agreements”);
WHEREAS, Novartis desires to assign, transfer, convey, and deliver to Array, and Array desires to acquire and accept from Novartis, all right, title and interest of Novartis in and to the Transferred Assets (as defined herein), all upon the terms and subject to the conditions hereinafter set forth;

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

WHEREAS, Novartis desires to assign to Array, and Array desires to assume from Novartis, the Assumed Liabilities (as defined herein), all upon the terms and subject to the conditions hereinafter set forth; and
WHEREAS, simultaneously with the execution and delivery of this Agreement, the Parties will enter into (1) the Transition Agreement (as defined below), pursuant to which Novartis and its Affiliates will provide certain regulatory assistance, development technology transfer, companion diagnostic assistance and other transition services and expense reimbursement to Array, (2) the Supply Agreement (as defined below), pursuant to which Novartis and its Affiliates will manufacture and supply to Array, Binimetinib for use in clinical trials and provide manufacturing technology transfer services to Array and/or its clinical research organization(s); and (3) certain clinical trial agreements to address the Parties’ rights and obligations with respect to clinical trials involving Binimetinib.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties, and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. As used herein, the following terms have the meanings set forth below:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. When used herein, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of a majority of the equity interests or the power to elect a majority of the board of directors (or Persons performing similar functions) of such Person, whether through the ownership of voting securities, status as a general partner, by contract or otherwise. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence; provided that such foreign investor has the power to direct the management and policies of such entity.
“Agreement” has the meaning set forth in the preamble.
“Array” has the meaning set forth in the preamble.
“Array Compounds” means (a) Binimetinib; (b) the compound known as ARRY-300; and (c) any other compound licensed to Novartis under the Existing License Agreement.
“Array Compounds Information” has the meaning set forth in Section 7.4(e).

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“Ancillary Agreements” means, collectively, the Bill of Sale, the Assumption Agreement, the Patent Assignment Agreement, the Cross License Agreement, the License Agreement, the Transition Agreement, the Supply Agreement, the Standalone Clinical Trial Agreement, the Other Clinical Trial Agreement and except for purposes of Sections 3.8 and 3.10, the Columbus Trial Agreement and the Three-Way Clinical Trial Agreement.
“Antitrust Laws” means any Applicable Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or the significant impediment of effective competition.
“Applicable Laws” means any law, judgment, order, decree, statute, ordinance, rule or regulation issued or promulgated by any Governmental Entity.
“Assumed Liabilities” has the meaning set forth in Section 3.4(a).
“Assumption Agreement” means an assumption agreement to be executed and delivered by Array and Novartis on the Effective Date, substantially in the form mutually agreed upon by the Parties.
“Authorizations” has the meaning in Section 4.2(c).
“Bill of Sale” means a bill of sale and assignment to be executed and delivered by Array and Novartis on the Effective Date, substantially in the form mutually agreed upon by the Parties.
“Binimetinib” means the compound known as MEK162.
“Binimetinib Personnel” has the meaning set forth in Section 5.2(a).
“Business Day” means a day (other than a Saturday, Sunday or a public holiday) on which banks are open for business in Basel, Switzerland, and New York, NY, USA.
“Clinical Trial Agreements” means the Columbus Trial Agreement, the Standalone Clinical Trial Agreement, the Three-Way Clinical Trial Agreement and the Other Clinical Trial Agreement.
“Columbus Trial” has the meaning set forth in the Columbus Trial Agreement.
“Columbus Trial Agreement” means the Columbus Trial Agreement, dated as of November 4, 2014, between Novartis and Array.
“Commercialization” or “Commercialize” means to market, promote, distribute, import, export, offer to sell and/or sell a product and/or conduct related commercialization activities, including activities relating to marketing, promoting, distributing, importing, exporting, offering for sale or selling such product.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“Competing Product” means any product (other than any product containing Binimetinib) that includes as an active pharmaceutical ingredient an agent that is a MEK Inhibitor.
“Confidential Information” means all confidential or proprietary information of a Party or any of its Affiliates, and any data of a financial, commercial or technical nature which such Party or any of its Affiliates has supplied or otherwise made available to the other Party or its Affiliates, whether made available orally, in writing, or in electronic form, and whether or not such information is identified as confidential at the time of disclosure, including, without limitation, all Confidential Information (as such term is defined in the Existing License Agreement) disclosed under the Existing License Agreement.
“Contemplated Transactions” means the transactions contemplated by this Agreement and the Ancillary Agreements.
“Contracts” means written contracts, agreements, and all other legally binding written arrangements, whether in existence on the date hereof or subsequently entered into, including all amendments thereto.
“Control” or “Controlled” means, with respect to any Know-How, Patent Rights, other intellectual property rights, or any proprietary or trade secret information, the legal authority or right (whether by ownership, license or otherwise) of a Party or its Affiliates to grant an assignment, license or a sublicense of or under such Know-How, Patent Rights, or other intellectual property rights to another Person, or to otherwise disclose such proprietary or trade secret information to another Person, without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.
“Cross License Agreement” means the license agreement, to be executed and delivered by Array and Novartis on the Effective Date, substantially in the form mutually agreed upon by the Parties.
“Development” or “Develop” means drug development activities, including preclinical and clinical activities, test method development and stability testing, assay development and audit development, toxicology, formulation, Manufacturing and distribution of compounds and products for use in clinical trials including placebos and comparators as the case may be, development activities with respect to a diagnostic product, quality assurance/quality control development, statistical analysis, clinical studies, packaging development, and regulatory affairs.
“Documents” means all files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, ledgers, journals, supplier lists, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc.), and other similar materials, in each case whether or not in tangible or electronic form.
“Drug Substance” means an active ingredient that is intended to furnish pharmacological activity or other direct effect in the diagnosis, cure, mitigation, treatment, or

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

prevention of disease or to affect the structure or any function of the human body, but does not include intermediates used in the synthesis of such ingredient.
“EC” means the European Commission (including any successor agency thereto).
“EC Remedy Decisions” means final EC decisions adopted in relation to, among other things, the Contemplated Transactions in the context of the GSK Transactions.
“Effective Date” has the meaning set forth in Section 3.2.
“EMA” means the European Medicines Agency, and any successor agency thereto.
“Encumbrance” means any claim, charge, equitable interest, lien, mortgage, pledge, option, license, assignment, power of sale, retention of title, right of preemption, right of first refusal or security interest of any kind.
“Excluded Assets” has the meaning set forth in Section 3.3(b).
“Excluded Liabilities” has the meaning set forth in Section 3.4(b).
“Exhibits” means, collectively, the Exhibits referred to throughout this Agreement.
“Existing License Agreement” has the meaning set forth in the recitals.
“FDA” means the U.S. Food and Drug Administration, and any successor agency thereto.
“Final FTC Decision and Order” means the final FTC Decision and Order concerning, among other things, the Contemplated Transactions in the context of the GSK Transactions, a copy of which shall be attached hereto as Exhibit B upon issuance by the FTC.
“FTC” has the meaning set forth in the recitals.
“Governmental Entity” means any government, court, administrative agency or commission or other governmental, judicial, administrative or regulatory authority or instrumentality, whether domestic or foreign.
“GSK Transactions” has the meaning set forth in the recitals.
“IND” means any investigational new drug application filed with the FDA pursuant to Part 312 of Title 21 of the United States Code of Federal Regulations prior to beginning clinical trials in humans in the United States or any comparable application filed with any Regulatory Authority outside of the United States.
“Indemnified Party” has the meaning set forth in Section 9.3(a).
“Indemnifying Party” has the meaning set forth in Section 9.3(a).

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“Inventory” means all Materials (as such term is defined in the Supply Agreement) held for use for the manufacture of Drug Substance, Product and/or Finished Product, all Drug Substance batches (including those used in toxicology studies, clinical studies, process validation, and stability), all Product and Finished Product batches (including those used in clinical studies, process validation, and stability), and all samples of Drug Substance, Product and Finished Product owned by and in the possession, custody or control of Novartis or its Affiliates as of the Effective Date (such terms “Drug Substance,” “Product” and “Finished Product” used in this definition shall have the meanings set forth in the Supply Agreement).
“Key Employees” means the key employees of Novartis on the working teams set forth on Schedule 1.1(a).
“Know-How” means technical information, know-how and data, including research and development data, information, reports, studies, validation methods and procedures, unpatented inventions, discoveries, knowledge, trade secrets, technical or other data or information, specifications, instructions, formulae, materials, methods, procedures, processes, flow diagrams, developments, expertise or other technology, including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, preclinical, clinical, Manufacturing, physical, analytical, safety, quality assurance, quality control and other data, instructions, processes, formulae, expertise, information, reports or studies, including any of the foregoing applicable to compounds, formulations, compositions, or products or to their Manufacture, Development, registration, use, studying, production, formulation, synthesis, assaying, testing or Commercialization, including study data, but excluding any of the foregoing which is the subject of an issued patent.
“Knowledge” means (i) as of the date hereof, the actual knowledge, without independent investigation, of, (A) with respect to Novartis, the following individuals: [***]; and (B) with respect to Array, the following individuals: [***], and (ii) as of the Effective Date, with respect to each Party, the actual knowledge of the individuals listed in the foregoing clause (i) with respect to such Party, [***].

“LGX Definitive Agreements” has the meaning set forth in the recitals.
“LGX818” has the meaning set forth in the recitals.
“LGX818 Buyer” has the meaning set forth in the recitals.
“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable.
“License Agreement” means the license agreement, to be executed and delivered by Array and Novartis on the Effective Date, substantially in the form of mutually agreed upon by the Parties.
“Licensed IP” means, collectively, the Licensed IP as defined in the Cross License Agreement and the Licensed IP as defined in the License Agreement.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“Losses” means, collectively, any and all damages, losses, Liabilities, claims, judgments, penalties, costs and expenses (including reasonable attorneys’ fees and litigation expenses); provided, however, that except to the extent (a) expressly provided otherwise in this Agreement or any Ancillary Agreement; or (b) any such damages are required to be paid to a Third Party as part of a claim for which a Party provides indemnification under Article IX, Losses shall not include (x) any punitive or incidental damages, or (y) any consequential, indirect, exemplary or special damages, lost profits, lost revenue or opportunity costs (including where calculated by using or taking into account any multiple of earnings, cash flow, revenue or other similar measure); [***].
“Manufacturing” or “Manufacture” means activities and operations involved in or relating to the manufacturing, quality control testing, releasing or packaging of a product, for pre-clinical, clinical or commercial purposes.
“Material Adverse Effect” means any means any event, occurrence, fact, condition or change, when taken together with any other events, occurrences, facts, conditions or changes, in the aggregate, is (or would be reasonably be expected to be) materially adverse to (i) Novartis’s ability to transfer title to the Transferred Assets, taken as a whole, in accordance with this Agreement, (ii) Array’s rights in or to the Transferred Assets and Licensed IP, taken as a whole, upon consummation of the Contemplated Transactions, or (iii) the Development or Commercialization of Binimetinib.
“MEK Inhibitor” means a compound that directly binds to MEK and inhibits the activity of MEK (i.e., inhibits the phosphorylation of ERK). For the avoidance of doubt, this shall not include a compound that is [***].
“Novartis” has the meaning set forth in the preamble.
“Novartis Compounds” has the meaning set forth in Section 3.3(b).
“Novartis Names and Marks” has the meaning set forth in Section 6.1.
“Novartis Pipeline Agents” means any of Novartis’s proprietary compounds referred to as [***], in each case, which have demonstrated utility in combination with Binimetinib.
“NIP” has the meaning set forth in the preamble.
“Ongoing Investigator Sponsored Clinical Trials” means those clinical trials designated with the following ClinicalTrials.gov identifiers: [***]; and any Proposed Investigator Sponsored Clinical Trial deemed an Ongoing Investigator Sponsored Clinical Trial in accordance with Section 5.1(c).
“Other Clinical Trial Agreement” means the clinical trial agreement to be executed and delivered by Array and Novartis on the Effective Date, substantially in the form mutually agreed upon by the Parties. The Parties agree that Clinical Plan (as defined in the Other Clinical Trial Agreement) attached as Exhibit A to the Other Clinical Trial Agreement as of the Effective Date

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

shall be the signed clinical trial protocols for the Other Clinical Trials as of the date hereof, as amended by mutual agreement of the Parties prior to the Effective Date.
“Parties” means Novartis and Array and, with respect to Article II, Section 4.1, Section 5.1(d) and Article X only, NIP, with each being a “Party”.
“Patent Assignment Agreement” means a Patent Rights assignment agreement to be executed and delivered by Array and Novartis on the date hereof but made effective as of the Effective Date, substantially in the form mutually agreed upon by the Parties.
“Patent Rights” means all patents and patent applications, including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, extensions, registrations, and supplemental protection certificates and the like of any of the foregoing.
“Permitted Encumbrance” means (i) any Encumbrance disclosed on Schedule 1.1(b), (ii) any Encumbrance for Taxes, assessments and other governmental charges that are not yet due and payable or that may thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings, (iii) with respect to licenses, permits or Contracts, any restrictions, obligations, limitations or other Encumbrances contained in such license, permit or Contract or existing under Applicable Laws, or (iv) any imperfection of title or other Encumbrance that individually or in the aggregate with other such imperfections and Encumbrances, would not have a material adverse effect on the Transferred Assets.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, business association, organization, Governmental Entity or other entity.
“Proposed FTC Decision and Order” means a proposed form of the Final FTC Decision and Order concerning, among other things, the Contemplated Transactions in the context of the GSK Transactions.
“Proposed Investigator Sponsored Clinical Trials” means the following proposed clinical trials: [***].
“Regulatory Approval” means, with respect to a product containing Binimetinib in any country or jurisdiction, any approval (including when applicable approval for clinical trials and where required, pricing and reimbursement approvals), registration, license or authorization from a Regulatory Authority in a country or other jurisdiction that is necessary to Develop, Manufacture, and Commercialize such product in such country or jurisdiction.
“Regulatory Authority” means any Governmental Entity responsible for granting Regulatory Approvals, including the FDA, the EMA and any corresponding national or regional regulatory authorities.
“Regulatory Materials” means any submission to a Regulatory Authority of any appropriate regulatory application together with any related correspondence and documentation,

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

and shall include any submission to a regulatory advisory board, marketing authorization application, and any supplement or amendment thereto. For the avoidance of doubt, Regulatory Materials shall include any INDs.
“Releasees” has the meaning set forth in Section 2.2.
“Releasors” has the meaning set forth in Section 2.2.
“Representative” has the meaning set forth in Section 7.4(b).
“SEC” has the meaning set forth in Section 7.4(b).
“Solicitation Period” has the meaning set forth in Section 5.2(b).
“Standalone Clinical Trial Agreement” means the clinical trial agreement to be executed and delivered by Array and Novartis on the Effective Date, substantially in the form mutually agreed upon by the Parties. The Parties agree that Clinical Plan (as defined in the Standalone Clinical Trial Agreement) attached as Exhibit A to the Standalone Clinical Trial Agreement as of the Effective Date shall be the signed clinical trial protocols for the Standalone Clinical Trials as of the date hereof, as amended by mutual agreement of the Parties prior to the Effective Date.
“Supply Agreement” means the interim supply agreement to be executed and delivered by Array and Novartis on the Effective Date, substantially in the form mutually agreed upon by the Parties.
“Tax” means all Federal, state, local and foreign taxes and assessments, including all interest, penalties and additions with respect thereto.
“Third Party” means any Person other than Novartis or Array or their respective Affiliates.
“Third Party Agreements” means those Contracts between Novartis or any of its Affiliates, on the one hand, and Third Parties, on the other hand, related to Binimetinib or any other Array Compound and (i) existing as of the date hereof or (ii) entered into on or after the date of this Agreement but prior to the Effective Date in the ordinary course of business in connection with on-going clinical trials or other Development activities.
“Third Party Claim” has the meaning set forth in Section 9.3(a).
“Three-Way Clinical Trial Agreement” means the clinical trial agreement, dated as of the date hereof, by Array and Novartis on the date hereof.
“Transfer” has the meaning set forth in Section 3.5(a).
“Transferred” has the meaning set forth in Section 3.5(a).

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

“Transferred Assets” has the meaning set forth in Section 3.3(a).
“Transferred IP” means (i) the Transferred Patents and (ii) all Know-How, including Manufacturing technology, to the extent related to Binimetinib or any other Array Compound and that is in existence and owned or Controlled by Novartis or its Affiliates as of the Effective Date.
“Transferred Patents” means any Patent Rights Controlled by Novartis or any of its Affiliates as of the Effective Date having claims covering Binimetinib and/or any product containing Binimetinib (in all forms, presentations, doses and formulations), its use, composition, formulation, preparation or manufacture, wherein Binimetinib is the only active pharmaceutical ingredient claimed, and wherein there are no other claims, including the Patent Rights identified in Schedule 1.1(c) to this Agreement.
“Transferred Regulatory Materials” has the meaning set forth in Section 3.3(a)(iv).
“Transferred Third Party Agreements” means those Third Party Agreements that are primarily related to Binimetinib.
“Transferred Trademarks” means those trademarks and trademark applications, and any resulting trademark registrations, related to the marks set forth on Schedule 1.1(d), including all goodwill arising therefrom.
“Transition Agreement” means the transition services agreement to be executed and delivered by Array and Novartis on the Effective Date, substantially in the form mutually agreed upon by the Parties.
“Transition Committee” or “TC” has the meaning set forth in Section 3.10(a).
“Upfront Payment” has the meaning set forth in Section 5.4(a).
Section 1.2    Interpretation.
(a)    When used herein the words “include”, “includes” and “including” are deemed to be followed by the words “without limitation.”
(b)    Any terms defined in the singular have a comparable meaning when used in the plural, and vice-versa.
(c)    All references to the preamble, recitals, Articles, Sections, Exhibits, Schedules and Appendices are deemed references to the preamble, recitals, Articles, Sections, Exhibits, Schedules and Appendices to this Agreement.
(d)    The word “or” shall be inclusive and not exclusive.
(e)    The Party includes its permitted assignees and/or the respective successors in title to substantially the whole of its undertaking.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(f)    The words “hereof”, “hereto”, “hereunder” and similar words refer to this Agreement as a whole and not any particular Section or Article of this Agreement.
(g)    References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof.
(h)    This Agreement is deemed drafted jointly by the Parties and shall not be specifically construed against any Party based on any claim that such Party or its counsel drafted this Agreement.
Section 1.3    Currency. All currency amounts referred to herein are in U.S. Dollars unless otherwise specified.
ARTICLE IITERMINATION
Section 2.1    Termination of the Existing License Agreement. As of the Effective Date, (a) the Existing License Agreement is hereby terminated automatically and in its entirety (including those provisions of the Existing License Agreement contemplated therein to survive the termination thereof), (b) the Existing License Agreement shall have no further force or effect, and (c) all rights, licenses and obligations of Array and NIP under the Existing License Agreement shall cease and terminate, be discharged, and be superseded by this Agreement and the Ancillary Agreements, in each case, automatically without the need for any action by NIP or either Party.
Section 2.2    Release. Except for the obligations created by or arising out of this Agreement or the Ancillary Agreements or as otherwise expressly set forth herein effective as of the Effective Date, each of NIP and Array, on behalf of itself and each of its Affiliates, divisions, subsidiary entities, parent entities, officers, directors, shareholders, members, partners, joint venturers, trustees, principals, agents, attorneys, employees, servants, successors, predecessors, representatives, assigns and heirs (collectively, such party’s “Releasors”), hereby releases and discharges the other party, and each of its Affiliates, divisions, subsidiary entities, parent entities, officers, directors, shareholders, members, partners, joint venturers, trustees, principals, agents, attorneys, employees, servants, successors, predecessors, representatives, assigns and heirs (collectively, such other party’s “Releasees”), from any and all claims, rights, actions, complaints, demands, causes of action, obligations, promises, controversies, agreements, suits, debts, expenses, damages, attorneys’ fees, costs and Liabilities of any nature whatsoever, whether or not now known, suspected or claimed, matured or unmatured, fixed or contingent, arising out of any act, omission, event, occurrence or cause whatsoever which any of the party’s Releasors ever had, now has, or may claim against the other party’s Releasees (whether directly or indirectly) created by or arising out of the Existing License Agreement.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

ARTICLE III
TRANSFER OF TRANSFERRED ASSETS
Section 3.1    Transfer. Upon the terms and subject to the conditions of this Agreement, as of the Effective Date, Novartis (at its sole cost and expense) will, or will cause its Affiliates, as applicable, to, assign, transfer, and convey to Array, and Array will acquire from Novartis and its Affiliates, all right, title and interest of Novartis or any such Affiliates in, to and under the Transferred Assets in each case free and clear of all Encumbrances, other than (i) Permitted Encumbrances or (ii) Encumbrances created or imposed by Array.
Section 3.2    Effective Date.
(a)    The transfer of the Transferred Assets is contingent upon, and shall automatically become effective as of, the closing of the GSK Transactions, or at such other earlier date or event as Novartis and Array may agree (the “Effective Date”); provided, however, that such Effective Date is no earlier than the date the FTC has accepted for public comment a Proposed FTC Decision and Order and the EC adopting the EC Remedy Decisions.
(b)    Notwithstanding the foregoing, the transfer of the Transferred Assets is further contingent upon the representations and warranties of the Parties set forth in Article IV below being true and correct as of the Effective Date, except as would not have a Material Adverse Effect, and other than representations and warranties qualified by Material Adverse Effect, in which case such representations and warranties must be true and correct in all respects as of the Effective Date.
Section 3.3    Transferred Assets.
(a)    The term “Transferred Assets” means any and all properties, assets, claims and rights owned by Novartis and its Affiliates wherever situated and of whatever kind and nature, real or personal, tangible or intangible, existing on the Effective Date to the extent related to Binimetinib or any other Array Compound including each of the following to the extent related to Binimetinib or any other Array Compound (but in any event, excluding the Excluded Assets):

(i)	the Transferred IP;

(ii)	all product market research, product marketing materials, product branding reports and analyses and product marketing plans to the extent specifically related to Binimetinib;

(iii)	all product development reports to the extent related to Binimetinib or any other Array Compound;

(iv)	all Regulatory Materials to the extent related to Binimetinib or any other Array Compound, in each case, that are in the possession and

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

control of Novartis or its Affiliates (“Transferred Regulatory Materials”), except to the extent set forth in Section 3.3(b)(iii);

(v)	the Transferred Third Party Agreements, including the clinical trial agreements with respect to the Ongoing Investigator Sponsored Clinical Trials;

(vi)	all clinical trial and safety data, databases and analyses to the extent related to any Array Compound;

(vii)	all Inventory;

(viii)	the Transferred Trademarks and any related domain names; and

(ix)	all Documents to the extent related to Binimetinib or any other Array Compound.
(b)    Novartis and Array expressly agree and acknowledge that, except for rights granted pursuant to Section 2 and Section 9 of each Clinical Trial Agreement, Section 2 of the Cross License Agreement and Section 2 of the License Agreement, Array is not, and nothing herein shall be deemed to mean that Array is, acquiring any right, title or interest in or to any of the assets of Novartis or its Affiliates other than the Transferred Assets (the “Excluded Assets”). For the avoidance of doubt, such Excluded Assets include the following:

(i)	the Novartis Names and Marks;

(ii)	any compounds (other than the Array Compounds) (“Novartis Compounds”) and related Regulatory Materials, in each case, of Novartis and/or its Affiliates;

(iii)
any Regulatory Materials to the extent related to Binimetinib or any other Array Compound, in each case, that are in the possession and control of Novartis or its Affiliates, as are necessary for Novartis to perform its obligations under this Agreement and the Ancillary Agreements with respect to the clinical trials set forth on Exhibit A sponsored by Novartis as of the Effective Date, but solely to the extent necessary and until completion of such obligations by Novartis (upon which such Regulatory Materials (except for such Regulatory Materials related to the Columbus Trial) shall (automatically and without any further action of the Parties) be deemed to constitute Transferred Assets transferred hereunder);

(iv)	the Columbus Trial Agreement, the Three-Way Clinical Trial Agreement, and [***];

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(v)	accounts receivable, pre-paid expenses and any cash or cash equivalents of Novartis or any of its Affiliates;

(vi)	any plant, tangible property, equipment or employees, subject to Section 5.2, of Novartis or any of its Affiliates; and

(vii)	the property, assets and rights listed on Schedule 3.3(b)(vii).
(c)    Array acknowledges and agrees that, subject to the terms and conditions set forth herein, Novartis and its Affiliates may retain copies of all or any part of the Documents or other materials that they deliver to Array hereunder, provided, however, that Novartis acknowledges and agrees that any use by Novartis or its Affiliates of such materials that relate specifically to Binimetinib [***] shall be solely in accordance with this Agreement or any Ancillary Agreement and such materials shall not be used in connection with a Competing Product.
Section 3.4    Assumption of Certain Liabilities and Obligations.
(a)    Array will assume, be responsible for and pay, perform and discharge when due the following (collectively, the “Assumed Liabilities”): (i) any Liabilities arising from any product liability or Patent Right infringement claim or lawsuit first brought by any Third Party or any Governmental Entity on or after the Effective Date related to Binimetinib or any other Array Compound based on events or occurrences after the Effective Date that do not directly result or arise from actions or omissions by or on behalf of Novartis prior to the Effective Date; (ii) any Liabilities arising from any trademark infringement claim or lawsuit relating to the Transferred Trademarks; (iii) any Liabilities arising from any FDA, EMA or any other Governmental Entity action or notification first filed or submitted on or after the Effective Date related to Binimetinib or any other Array Compound based on events or occurrences after the Effective Date that do not directly result or arise from actions or omissions by or on behalf of Novartis prior to the Effective Date; (iv) any Liabilities that Array expressly assumes or agrees to assume under this Agreement or the Ancillary Agreements; (v) all Liabilities in respect of the Transferred Third Party Agreements but only to the extent that such Liabilities thereunder arise or are required to be performed on or after the Effective Date and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by Novartis or its Affiliates of the Transferred Third Party Agreements prior to the Effective Date; and (vi) except as otherwise provided herein or in the Ancillary Agreements, all other Liabilities that arise out of the Development, Manufacture, Commercialization or use of Binimetinib or otherwise relate to Binimetinib or any other Array Compound or the Transferred Assets following the Effective Date based on events or occurrences on or after the Effective Date that do not directly result or arise from actions or omissions by or on of behalf Novartis prior to the Effective Date.
(b)    Except for the Assumed Liabilities, Array will not assume or be liable for any Liabilities of Novartis or its Affiliates (the “Excluded Liabilities”) including, for the sake of clarity, the following:  (i) any Liabilities of Novartis or its Affiliates arising from any product liability or Patent Right infringement claim or lawsuit first brought by any Third Party or any Governmental Entity prior to the Effective Date related to Binimetinib; (ii) any Liabilities of

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Novartis or its Affiliates arising from any FDA, EMA or any other Governmental Entity action or notification first filed or submitted prior to the Effective Date related to Binimetinib; (iii) any Liabilities that Novartis or its Affiliates expressly assumes or agrees to assume under this Agreement or the Ancillary Agreements; (iv) all Liabilities of Novartis or its Affiliates in respect of the Transferred Third Party Agreements but only to the extent that such Liabilities thereunder were required to be performed prior to the Effective Date; (v) all Liabilities of Novartis or its Affiliates in respect to the manufacture or use of Binimetinib by or on behalf of Novartis or any of its Affiliates or subcontractors prior to the Effective Date; and (vi) except as otherwise provided herein or in the Ancillary Agreements, all other Liabilities of Novartis or its Affiliates that arise out of the Development, Manufacture, Commercialization or use of Binimetinib or otherwise relate to Binimetinib or the Transferred Assets prior to the Effective Date.
Section 3.5    Nonassignability of Assets; Shared Assets.
(a)    Notwithstanding anything to the contrary contained in this Agreement or in the Ancillary Agreements, to the extent that the assignment, transfer, conveyance or delivery (the “Transfer”, and the term “Transferred” has meaning correlative to the foregoing), or attempted Transfer, to Array of any asset that would be a Transferred Asset (including Transferred Third Party Agreements) is prohibited by any Applicable Law or would require any third-party authorizations, approvals, consents or waivers and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Effective Date, the transactions contemplated by this Agreement and the Ancillary Agreements to occur on the Effective Date shall proceed without such Transfer.
(b)    As soon as reasonably practicable after the Effective Date, Novartis shall obtain, at its own cost and expense, all such authorizations, approvals, consents or waivers from Third Parties reasonably necessary to transfer the Transferred Assets to Array and provide the services in respect of the Development, Manufacture, and Commercialization of Binimetinib as provided in this Agreement and in the Ancillary Agreements. Pending such authorization, approval, consent or waiver, the Parties shall cooperate with each other in any mutually agreeable, commercially reasonable and lawful arrangements designed to (i) provide to Array the benefits of use of the applicable assets and services and to Novartis or its Affiliates the benefits, including indemnities, that they would have obtained had the applicable assets and services been Transferred to Array as of the Effective Date or otherwise provided in accordance with this Agreement and the Ancillary Agreements and/or (ii) enable Array to obtain alternative assets and services independently. Once authorization, approval, consent or waiver for the Transfer of any such Transferred Asset not Transferred as of the Effective Date is obtained, Novartis shall, or shall cause its relevant Affiliate to, as promptly as practicable, Transfer such Transferred Asset to Array.
(c)    Array shall promptly take reasonable actions to assist Novartis to be able to meet its obligations under Section 3.5(b) on a timely basis.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(d)    With respect to any Transferred Assets other than Transferred IP, the Parties shall cooperate with each other to ensure that Array has the use of such Transferred Assets in connection with Binimetinib or any other Array Compound and Novartis or its Affiliates have the use of such Transferred Assets solely for use other than in connection with Binimetinib; provided, however, that Novartis acknowledges and agrees that any use by Novartis or its Affiliates of such Transferred Assets that relate specifically to Binimetinib [***] shall be solely in accordance with this Agreement or any Ancillary Agreement and shall not be used in connection with a Competing Product. Without limiting the foregoing:

(i)
to the extent Novartis or its Affiliates uses prior to the Effective Date any Transferred Third Party Agreement for purposes unrelated to Binimetinib, after the Effective Date, Array shall cooperate with Novartis to (i) provide to Novartis or its Affiliates the benefits of use of such Transferred Third Party Agreement, (ii) partially assign to Novartis or an Affiliate thereof or otherwise divide such Transferred Third Party Agreement into one agreement for Array and one agreement for Novartis, and/or (iii) enable Novartis or its Affiliates to obtain alternative benefits independently. For the avoidance of doubt, with respect to any Transferred Third Party Agreement for an Ongoing Investigator Sponsored Clinical Trial that, as of the Effective Date, involves a Novartis Compound, Novartis’s benefits of use of such Transferred Third Party Agreement include access to all study data generated under such Transferred Third Party Agreement relating to the applicable Novartis Compound, rights to review and approve publications and rights to approve any modification to the applicable clinical trial or related protocol related to the applicable Novartis Compound.

(ii)
to the extent any Third Party Agreement that is not a Transferred Third Party Agreement relates to Binimetinib or any other Array Compound, Novartis shall cooperate with Array to (i) provide to Array the benefits of use of such Third Party Agreement, (ii) partially assign to Array or otherwise divide such Third Party Agreement into one agreement for Array and one agreement for Novartis, and/or (iii) enable Array to obtain alternative benefits independently.

Section 3.6    Delivery; Retained Rights.
(a)    Novartis and its Affiliates shall deliver to Array the tangible Transferred Assets as soon as possible after the Effective Date, except to the extent any such Transferred Assets must be retained by Novartis in order to perform its obligations under this Agreement or the Ancillary Agreements, in which case, (i) [***]. Notwithstanding the foregoing, Novartis and its Affiliates shall [***] sixty (60) days [***].

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(b)    Except (i) as otherwise expressly set forth in this Agreement or in the Ancillary Agreements or (ii) to the extent necessary for Novartis to perform its obligations under this Agreement or the Ancillary Agreements, neither Novartis nor any of its Affiliates shall retain or use, directly or indirectly, any of the Transferred Assets.
(c)    With respect to Transferred Assets that are Documents or other materials, Novartis and its Affiliates may deliver to Array redacted copies of such materials solely to the extent that such materials contain confidential information not related to Binimetinib or any other Array Compound; provided, however, [***]. Notwithstanding the foregoing, [***].
Section 3.7    Return of Materials. Promptly after the Effective Date, to the extent not necessary for Novartis and its Affiliates to comply with their obligations under this Agreement and the Ancillary Agreements, Novartis shall return to Array all Array Confidential Information (as defined in the Existing License Agreement) in its possession, custody or control or, at the option of Novartis, shall use commercially reasonable efforts to destroy all documents containing any Confidential Information. Notwithstanding the foregoing, but subject to compliance with the confidentiality provisions of Section 7.4 hereof, Novartis may retain one (1) copy of such Confidential Information in its files solely to allow it to monitor its continued obligations hereunder.
Section 3.8    Ancillary Agreements. On the Effective Date:
(a)    Novartis or its Affiliates shall deliver to Array the Ancillary Agreements (other than the Columbus Trial Agreement and the Three-Way Clinical Trial Agreement) to which Novartis or its Affiliates are party, duly executed by Novartis or its Affiliates, as applicable; and
(b)    Array shall deliver to Novartis the Ancillary Agreements (other than the Columbus Trial Agreement and the Three-Way Clinical Trial Agreement) to which Array is party, duly executed by Array.
(c)    Novartis and Array shall each deliver to the other Party a certificate duly executed by an authorized officer certifying that the representations and warranties of such Party in Article IV herein are true and correct in all material respects on the Effective Date, except, in the case of representations and warranties in Section 4.2, as would not have a Material Adverse Effect, other than representations and warranties qualified by Material Adverse Effect, in which case such representations and warranties must be true and correct in all respects as of the Effective Date.
Section 3.9    Transfer Taxes and Fees. All transfer, sales, value added, stamp duty and similar Taxes and all transfer or similar fees payable in connection with the transfer of the Transferred Assets or otherwise in connection with the Contemplated Transactions will be borne by Novartis.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section 3.10    Transition Committee.
(a)    The Parties shall establish a Transition Committee (the “Transition Committee” or “TC”) to oversee, review, and coordinate the Parties’ activities under this Agreement and the Ancillary Agreements. The Transition Committee shall be comprised of two (2) senior executives designated by Array and two (2) senior executives designated by Novartis. Each Party shall make its designation of its TC representatives not later than thirty (30) days prior to the Effective Date, and may change any one or more of its TC representatives at any time upon written notice to the other Party. If a Party’s TC representative is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the absent TC representative. In addition, each Party may, subject to the other Party’s consent (not to be unreasonably withheld, conditioned, or delayed), invite non-voting employees, consultants, scientific advisors, or other representatives to attend the meetings of the Transition Committee so long as such individuals are bound under written obligations of confidentiality no less protective of the Parties’ Confidential Information than those set forth in this Agreement.
(b)    The Transition Committee will, generally, be responsible for the overall coordination and oversight of the Parties’ and their Affiliates’ activities under this Agreement and the Ancillary Agreements, including resolution of any disputes hereunder or thereunder, and, specifically, for the obligations of the Transition Committee expressly set forth in such agreements. The Transition Committee shall meet once per quarter unless otherwise agreed to by the Parties, provided either Party may call a meeting of the Transition Committee upon reasonable notice to the other Party where such meeting is reasonably necessary to fulfill the Transition Committee’s responsibilities under this Agreement. The Transition Committee may meet in person, or by means of a telephone or video conference call, and may take action by vote at a meeting or telephone or video conference call, or pursuant to a written vote. Each Party shall bear its own costs and expenses related to participation in and attendance at such meetings by its representatives.
(c)    All decisions of the Transition Committee with respect to matters over which it has decision-making authority in accordance with this Section 3.10 shall be made by unanimous vote of the Transition Committee’s representatives, with each Party’s TC representatives collectively having one (1) vote. Any deadlock vote at the Transition Committee shall be resolved in accordance with Section 10.9.
(d)    The Transition Committee shall not have the authority to (i) amend or modify the terms of this Agreement or any Ancillary Agreement; (ii) waive a Party’s compliance with the terms and conditions of this Agreement or any Ancillary Agreement; (iii) expand its scope of authority; (iv) determine any issue before the Transition Committee in a manner that would conflict with the terms and conditions of this Agreement or any Ancillary Agreement; or (v) render any interpretation of this Agreement or any Ancillary Agreement that is binding upon the Parties.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PARTIES
Section 4.1    Representations and Warranties by Novartis and NIP. Each of Novartis and NIP hereby represents and warrants to Array as follows:
(a)    Such Party is a company existing under the laws of the jurisdiction of its organization. Such Party has the requisite power and authority to own or control, as applicable, the Transferred Assets and to carry on its business as currently conducted. Such Party is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business or assets of such Party.
(b)    Such Party has the requisite power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the Ancillary Agreements by such Party and the consummation of the Contemplated Transactions have been duly and validly authorized. This Agreement and the Ancillary Agreements have been duly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by Array, will constitute the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.
Section 4.2    Representations and Warranties by Novartis. Novartis hereby represents and warrants to Array as follows:
(a)    Except for the requirements of applicable Antitrust Laws and for any filings with Governmental Entities or other approvals, authorizations, consents, licenses, filings or registrations with any court, arbitrator or Governmental Entity necessary to transfer the Transferred IP and Transferred Regulatory Materials, the execution and delivery of this Agreement and the Ancillary Agreements do not, and the consummation of the Contemplated Transactions and the compliance with the terms hereof will not (i) result in any violation of or default (or an event that, with notice or lapse of time or both, would constitute a default) under, (A) any Applicable Laws applicable to Novartis or the Transferred Assets, or (B) any provision of the organizational documents of Novartis, or (ii) give rise to any approval, authorization, consent, license, filing or registration with any court, arbitrator or Governmental Entity; provided, however, that no representation or warranty is made in the foregoing clauses (i)(A) or (ii) with respect to matters that, individually or in the aggregate, would not result in a material adverse effect on the business or assets of Novartis.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(b)    Novartis and its Affiliates have good and valid title to all of the Transferred Assets free and clear of all Encumbrances other than Permitted Encumbrances; and
(c)    Except as would not have a Material Adverse Effect, Novartis and its Affiliates are and have been during the term of the Existing License Agreement in compliance with all Applicable Laws with respect to the Development and Manufacture of Binimetinib or any other Array Compound, including, without limitation, the Federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 812. Neither Novartis nor its Affiliates have received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any other Governmental Entity alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”) with respect to the Development and Commercialization of Binimetinib or any other Array Compound. Novartis or its Affiliates possess all Authorizations for the Development and Commercialization of Binimetinib, except where the failure to possess such Authorizations would not have a Material Adverse Effect, and to the Knowledge of Novartis, such Authorizations are valid and in full force and effect. Neither Novartis nor its Affiliates has received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations relating to the Development and Commercialization of Binimetinib or any other Array Compound and to the Knowledge of Novartis no such Governmental Entity is threatening such action.
(d)    Except as would not have a Material Adverse Effect, to the Knowledge of Novartis, (i) each Transferred Third Party Agreement is in full force and effect, and there exists no default or event of default by Novartis or its Affiliates or, to the Knowledge of Novartis, by any other person, (ii) no occurrence, condition, or act (including the Contemplated Transactions) exists which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder by Novartis or its Affiliates, and (iii) there are no outstanding written claims of breach or indemnification or notice of default or termination of any such Transferred Third Party Agreement.
(e)    Schedule 1.1(c) to this Agreement includes a complete and accurate list of all Transferred Patents in existence as of the Effective Date. Novartis or one of its Affiliates is the sole and exclusive owner of all of the Transferred Patents and Transferred Trademarks. Except as would not have a Material Adverse Effect, Novartis has obtained from all individuals who, since [***] participated in any material respect in the invention or authorship of any of the Transferred Patents effective assignments of all ownership rights of such individuals in such Transferred Patents, either pursuant to written agreement or by operation of law. To the Knowledge of Novartis, (i) the Transferred Patents are valid and enforceable and (ii) Novartis has complied with all duties of disclosure with respect to the filing and prosecution thereof.
(f)    Novartis and its Affiliates have taken reasonable precautions to preserve the confidentiality of the Know-How included in the Transferred IP. To the Knowledge of Novartis, neither Novartis nor any of its Affiliates has committed any act, or omitted to commit any act, that may cause the Transferred Patents to expire prematurely. To the Knowledge of

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Novartis, all material application, registration, maintenance and renewal fees in respect of the Transferred Patents as of the Effective Date have been paid.
(g)    To the Knowledge of Novartis, there are no claims, challenges or other proceedings (other than ordinary course proceedings relating to prosecution and maintenance) pending or threatened against Novartis or any of its Affiliates with respect to any of the Transferred Patents or the Licensed IP. Novartis has provided Array with true and correct copies of all “freedom to operate” searches conducted since the date of the Existing License Agreement with respect to Binimetinib in its possession and control, if any.
(h)    To the Knowledge of Novartis, neither Novartis nor its Affiliates have received any written notice alleging that the Development, registration, Manufacture, use or Commercialization of Binimetinib infringes the Patent Rights or misappropriates the Know-How of any Third Party. Neither Novartis nor any of its Affiliates have initiated or been involved in any proceedings or claims in which it alleges that any Third Party is or was infringing or misappropriating any Transferred IP, nor have any such proceedings been threatened by Novartis or any of its Affiliates.
(i)    To the Knowledge of Novartis, neither Novartis nor any of its Affiliates have entered into a government funding relationship that would result in rights to Binimetinib or any other Array Compounds residing in the U.S. Government, the National Institutes of Health, the National Institute for Drug Abuse or other agency, and the licenses granted hereunder are not subject to overriding obligations to the U.S. Government as set forth in Public Law 96 517 (35 U.S.C. 200-204), as amended, or any similar obligations under the laws of any other country.
(j)    Neither Novartis nor any of its Affiliates has granted any Third Party rights that would otherwise interfere or be inconsistent with Array’ rights hereunder, and there are no agreements or arrangements to which Novartis or any of its Affiliates is a party relating to Binimetinib, any other Array Compound, or the Transferred IP that would limit the rights granted to Array under this Agreement or that restrict or will result in a restriction on Array’s ability to Develop, Manufacture, register, use or Commercialize Binimetinib or any other Array Compound worldwide.
Section 4.3    Representations and Warranties by Array. Array hereby represents and warrants to Novartis as follows:Array is a company existing under the laws of the jurisdiction of its organization. Array has the requisite power and authority to carry on its business as currently conducted. Array is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have material adverse effect on the business or assets of Array.
(b)    Array has the requisite power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the Ancillary Agreements by Array and the consummation of the Contemplated Transactions have been duly and validly authorized. This Agreement and the Ancillary Agreements have been duly executed and delivered by Array and,

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by Novartis, will constitute the legal, valid and binding obligation of Array, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.
(c)    Except for the requirements of applicable Antitrust Laws and for any filings with Governmental Entities or other approvals, authorizations, consents, licenses, filings or registrations with any court, arbitrator or Governmental Entity necessary to transfer the Transferred IP and the Transferred Regulatory Materials, the execution and delivery of this Agreement and the Ancillary Agreements do not, and the consummation of the Contemplated Transactions and the compliance with the terms hereof will not (i) result in any violation of or default (or an event that, with notice or lapse of time or both, would constitute a default) under, (A) any Applicable Laws applicable to Array, or (B) any provision of the organizational documents of Array, or (ii) give rise to any approval, authorization, consent, license, filing or registration with any court, arbitrator or Governmental Entity; provided, however, that no representation or warranty is made in the foregoing clauses (i)(A) or (ii) with respect to matters that, individually or in the aggregate, would not result in a material adverse effect on the business or assets of Array.
Section 4.4    Disclaimer of Representations and Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTION 4.1, SECTION 4.2 OR SECTION 4.3 AND EXCEPT AS SET FORTH IN ANY ANCILLARY AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.
Section 4.5    Survival. No representation or warranty of the Parties contained herein or made pursuant hereto: (a) with respect to representations and warranties not relating to Transferred Assets, shall survive [***], or (b) with respect to representations and warranties relating to Transferred Assets, shall, with respect to each Transferred Asset, survive [***]; provided, however, that in no event shall any representation or warranty of the Parties contained herein or made pursuant hereto survive beyond [***].
ARTICLE V
CERTAIN COVENANTS AND AGREEMENTS OF NOVARTIS
Section 5.1    Conduct of Business.
(a)    Until the completion of the divestiture and return of Binimetinib and the Transferred Assets to Array pursuant to this Agreement and the Ancillary Agreements, Novartis will use its best efforts to maintain the viability and marketability of Binimetinib, the Transferred

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Assets, and the Novartis Pipeline Agents, and to prevent the destruction, deterioration, or impairment of Binimetinib, the Transferred Assets, and the Novartis Pipeline Agents.
(b)    Until the completion of the divestiture of LGX818, Novartis will use its best efforts to maintain the viability and marketability of LGX818 and to prevent the destruction, deterioration, or impairment of LGX818.
(c)    Until the Effective Date, Novartis shall evaluate, and make determinations to proceed with respect to, the Proposed Investigator Sponsored Clinical Trials in the ordinary course of business and in consultation with the JDC. If Novartis determines to proceed with any Proposed Investigator Sponsored Clinical Trial, including in accordance with any process under the Existing License Agreement, and enters into a clinical trial agreement with respect to such Proposed Investigator Sponsored Clinical Trial, such Proposed Investigator Sponsored Clinical Trial shall be deemed an Ongoing Investigator Sponsored Clinical Trial.
(d)    Neither Novartis nor NIP shall take, or fail to take, any action if such act or failure would reasonably be likely to cause any of Novartis's or NIP's representations and warranties contained herein to become untrue or inaccurate, except as would not have a Material Adverse Effect.
(e)    As promptly as reasonably possible after the date hereof, Novartis shall provide Array with a list and copies of those Third Party Agreements that are expected to be Transferred Third Party Agreements.
Section 5.2    Access to Key Employees.
(a)    Upon the Effective Date, Novartis will identify and provide to Array a list of all of Novartis’s Key Employees that have participated in any material respect in Novartis’s activities regarding Binimetinib (including companion diagnostics, clinical, regulatory and operations) (“Binimetinib Personnel”).
(b)    [***] twelve (12) months [***] Novartis will provide Array with [***] and, if requested by Array, [***]. In addition, Novartis shall [***].
Section 5.3    Divestment of LGX818. Novartis will divest LGX818 to Array or to another entity that is sufficiently viable and appropriate (as defined by the FTC, the EC and other applicable Regulatory Authorities) and willing to perform its obligations [***], and specifically, [***]. If Novartis intends to divest LGX818 to a Third Party, then Novartis will submit to Array (the time of such submission, the “LGX818 Bidder Submission Time”) a list of all final bidders, [***], to allow [***].
Section 5.4    Payment.
(a)    Within [***] following the Effective Date, Novartis will pay to Array a payment of [***] (the “Upfront Payment”) by wire transfer of immediately available funds.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(b)    If [***], then Novartis will pay to Array an additional payment of [***] simultaneously with payment of the Upfront Payment.
(c)    At least five (5) Business Days prior to the Effective Date, Array shall provide Novartis with wire instructions for such payments.
Section 5.5    Time is of the Essence. Novartis will perform its obligations under this Agreement and the Ancillary Agreements (including its delivery of any notices, approvals or other communications thereunder) promptly and in a manner not intended to impede, delay or otherwise prejudice any regulatory filing for and/or Commercialization of Binimetinib.
Section 5.6    [***] Agreement. Novartis will cause Novartis Pharmaceuticals Corporation to assign the [***] Agreement, dated [***], between Novartis Pharmaceuticals Corporation and [***], to the LGX818 Buyer as soon as practicable after the Effective Date. Novartis will cause [***].
ARTICLE VI
CERTAIN COVENANTS AND AGREEMENTS OF ARRAY
Section 6.1    Novartis’s Names and Marks. Array hereby acknowledges that all right, title and interest in and to the name “Novartis”, together with all variations thereof and all trademarks, service marks, domain names, trade names, trade dress, corporate names, logos and other identifiers of source containing, incorporating or associated with any of the foregoing (the “Novartis Names and Marks”), are owned exclusively by Novartis or its Affiliates. Array further acknowledges that it has no rights, and is not acquiring any rights, to use the Novartis Names and Marks.
Section 6.2    Records. Array will preserve copies of all books and records, including all Regulatory Materials and clinical and other data, in each case,, included within the Transferred Assets that have been transferred to Array by Novartis or its Affiliates for a period of at least [***] from the Effective Date and make such books and records available for inspection and copying by Novartis or its agents upon reasonable request and upon reasonable notice solely in connection with requests by Governmental Entities, compliance with Applicable Laws, financial or regulatory reporting, and/or litigation purposes.
Section 6.3    Bulk Transfer Laws. Array hereby waives compliance by Novartis with the provisions of any so-called “bulk transfer law” of any jurisdiction in connection with the transfer of the Transferred Assets to Array.
Section 6.4    Binimetinib Drug Product.
(a)    Novartis shall provide Commercial Supply of Drug Product from Novartis’s Facility located in [***] under the Supply Agreement; provided that, [***] of the date hereof, the respective manufacturing experts of the Parties meet and confer and consider in good faith options for Novartis to provide Commercial Supply of Drug Product from a CMO instead.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

For purposes of this Section 6.4(a), the terms “Drug Product,” “Facility,” “Commercial Supply” and “CMO” shall have the meanings set forth in the Supply Agreement.
(b)    The Parties shall negotiate and agree, as soon as possible after the date hereof, and in no event later than [***] after such date, to minimum order quantities and minimum and maximum volumes of Drug Substance, Product and Finished Product (as such terms are defined in the Supply Agreement) to be purchased by and supplied to Array following commercial launch for purposes of the Supply Agreement.
Section 6.5    Supply Arrangements.
(a)    With respect to any Transferred Third Party Agreement for an Ongoing Investigator Sponsored Clinical Trial that, as of the Effective Date, contains an obligation on the part of Novartis to provide supply of a Novartis Compound, to the extent Array is unable to partially assign the Transferred Third Party Agreement to Novartis in accordance with Section 3.5(d)(i) with respect to Novartis’s rights and obligations under such Transferred Third Party Agreement that existed as of the Effective Date relating to such Novartis Compound, Novartis will provide (other otherwise arrange for with respect to LGX818) continued clinical supply of Novartis Compounds under such obligation pursuant to a supply agreement negotiated and entered into by the Parties no later than [***].
(b)    The Parties shall negotiate and enter into the supply agreements expressly referenced in Section 4.4 of each of the Standalone Clinical Trial Agreement and the Other Clinical Trial Agreement, in each case, no later than [***].
ARTICLE VIIOTHER COVENANTS AND AGREEMENTS
Section 7.1    Efforts to Consummate; Antitrust Matters.
(a)    Upon the terms and subject to the conditions hereof, each of Novartis and Array will use its reasonable best efforts to (i) take, or cause to be taken, all actions necessary, proper or advisable under any Applicable Laws or otherwise to consummate and make effective the Contemplated Transactions, (ii) obtain from the requisite Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery hereof and the consummation of the Contemplated Transactions and (iii) make all necessary filings, and thereafter make any other advisable submissions, with respect to this Agreement and the Contemplated Transactions required under any Applicable Laws. Prior to the Effective Date, the Parties will cooperate with each other in connection with the making of all such filings, including by providing copies of all such non-confidential documents to the other Party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. Novartis and Array will furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any Applicable Laws in connection with the Contemplated Transactions.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(b)    Without limiting paragraph (a) above, Novartis and Array agree to respond promptly to any inquiries by any Governmental Entity regarding antitrust or other matters with respect to the Contemplated Transactions and to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the Contemplated Transactions. In furtherance of the foregoing, Array agrees to provide such assurances as to financial capability, resources and creditworthiness, commercial capabilities with respect to the Development, Manufacture, and Commercialization of Binimetinib as may be reasonably requested by any Governmental Entity, whose consent or approval is sought hereunder, including as may be required in connection with any consent or divestiture order of the FTC, the EC or any other Governmental Entity that may be entered into by Novartis or any of its Affiliates in connection with the GSK Transactions. Array further agrees to use commercially reasonable efforts to cooperate and join in any action initiated by Novartis to contest and resist any action, including legislative, administrative or judicial action or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits the consummation of the Contemplated Transactions, including by using commercially reasonable efforts to cooperate and join Novartis in pursuing all available avenues of administrative and judicial appeal and all available legislative action. Notwithstanding any other provision hereof to the contrary, Array also agrees to take any and all actions as are or may be required by any Governmental Entity as a condition to the granting of any approvals required in order to permit the consummation of the Contemplated Transactions or as may be required to avoid, lift, vacate or reverse any legislative, administrative or judicial action that would otherwise impede the consummation of the Contemplated Transactions; provided, however, that Array shall have no obligation to take any action that would reasonably be expected to cause any reduction in any rights or benefits that Array expects to receive as a result of the consummation of the Contemplated Transactions; provided, further, however, that Array shall take such action if (i) the effect of such actions, when taken as a whole, would only have a de minimis effect on the rights or benefits that Array expects to receive as a result of the consummation of the Contemplated Transactions, or (ii) [***]. Novartis will use its best efforts to limit any Governmental Entity from taking) any action that would reasonably be expected to cause any reduction in any rights or benefits that Array expects to receive as a result of the consummation of the Contemplated Transactions.
(c)    The Parties shall request that the FTC appoint a monitor to assure the Parties expeditiously comply with all of their respective obligations and perform all of their respective responsibilities as required by any applicable order of the FTC and this Agreement and the Ancillary Agreements.
Section 7.2    Notice of Certain Events. Each Party shall promptly notify the other of:
(a)    any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Contemplated Transactions;

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(b)    any material notice or other material communication from any Governmental Entity related primarily to the Contemplated Transactions; and
(c)    any event, fact, occurrence or development resulting in a material breach of any of the representations and warranties in Article 4 above.
Section 7.3    Press Releases; Publicity. On or after November 30, 2014, Array may issue a press release substantially in the form set forth in Exhibit C hereto. Except pursuant to the foregoing, neither Array nor Novartis shall issue a press release or trade announcement or issue or make any other written or oral public announcement or statement with regard to the Contemplated Transactions without the other Party’s prior written consent, provided, however, that once a statement has been made public in accordance herewith, each Party may repeat and redistribute such a statement without the prior written consent of the other Party. This restriction shall not apply to announcements or disclosures required by any Applicable Laws, the rules and regulations of any stock exchange or listing authority or any Governmental Entity, however, in such event, the Parties shall, to the extent reasonably practicable, coordinate and work in good faith to create mutually acceptable announcements. Array acknowledges that Novartis shall have the right to disclose a brief summary of the Contemplated Transactions in its official financial reports and in any notices, disclosures, submissions or filings made in connection with the GSK Transactions, provided that Novartis shall, to the extent reasonably practicable, coordinate and work in good faith with Array on such summaries.
Section 7.4    Confidential Information.
(a)    Confidentiality Obligation. Except as expressly provided herein, the Parties agree that, for a period beginning on the date hereof and ending [***] after the Effective Date (but with respect to any trade secrets, for such period of time as long as such information is protected as a trade secret), each Party shall keep strictly confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement, any Confidential Information of the other Party. Each Party shall use reasonable measures to protect the Confidential Information of the other Party from any other use or disclosure, using at a minimum, the same measures used to protect its own confidential and proprietary information. The confidentiality and non-use obligations set forth above shall not apply with respect to any portion of the other Party’s Confidential Information that the receiving Party can demonstrate with written evidence (i) is or becomes public or available to the general public otherwise than through the act or default of the receiving Party in breach of this Agreement; (ii) is obtained by the receiving Party from a Third Party who is lawfully in possession of such Confidential Information and is not subject to an obligation of confidentiality or non-use owed to the disclosing Party or others; (iii) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the disclosing Party under this Agreement; or (iv) is independently developed by the receiving Party without the use of or reliance on any Confidential Information provided by the disclosing Party hereunder. For the avoidance of doubt, specific information disclosed as part of Confidential Information shall not be deemed to be in the public domain or in the prior possession of the receiving Party merely because it is embraced by more general information in the public domain or by more general

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

information in the prior possession of the receiving Party. For the sake of clarity, (x) all Confidential Information (as such term is defined in the Existing License Agreement) disclosed under the Existing License Agreement shall be deemed to constitute “Confidential Information” under this Agreement; and (y) the terms and conditions of this Agreement and the Ancillary Agreements shall constitute the Confidential Information of both Parties.
(b)    Permitted Disclosures. Each Party may disclose Confidential Information of the other Party as follows: (i) to its Affiliates, subcontractors, Third Party licensors under an upstream license, and their respective officers, directors, members, employees, agents and outside advisors (each, a “Representative”) who reasonably need to know such information for exercising such Party’s rights or performing such Party’s obligations under this Agreement and the Ancillary Agreements; (ii) to Regulatory Authorities to facilitate obtaining and maintaining the Regulatory Approvals for the conduct of clinical trials; (iii) to antitrust and competition law regulatory agencies and authorities in connection with the approval process for the Contemplated Transactions; (iv) to any Third Party in connection with the potential sale or license of rights related to a compound (i.e., whether an Array Compound or a Novartis Compound) owned or controlled by such Party and (v) to any Third Parties if required by Applicable Law, subject to Section 7.4(d). Prior to disclosing any Confidential Information of the other Party to any Representative or Third Party, the receiving Party will inform such Person of the proprietary nature of the Confidential Information and will require such Person to agree to be bound by obligations of confidentiality and non-use no less restrictive than the requirements of this Section 7.4. Each Party agrees to be responsible for any breach of these confidentiality obligations by its Representatives and any Third Parties to whom it discloses Confidential Information of the other Party. Either Party may disclose the existence of this Agreement and the terms and conditions hereof, without the prior written consent of the other Party, as may be required by Applicable Law (including the disclosure requirements of the United States Securities and Exchange Commission (“SEC”), NYSE or any other stock exchange or NASDAQ), in which case the Party seeking to disclose the information shall give the other Party reasonable advance notice and the right to review and comment on any such disclosure (including any proposed filing of this Agreement with the SEC or equivalent governing body outside of the United States) and shall seek confidential treatment of such Confidential Information to the extent possible under Applicable Law.
(c)    Use. Confidential Information of the other Party shall not be used by a receiving Party except to the extent necessary to exercise the receiving Party’s rights or perform its obligations under this Agreement and the Ancillary Agreements, without first obtaining the other Party’s prior written consent to such use.
(d)    Required Disclosures. In the event that either Party is required by Applicable Law or by judicial or administrative process to disclose any part of the other Party’s Confidential Information, such Party shall (i) promptly notify the other Party of each such requirement and identify the documents so required thereby, with a view to permitting the other Party to seek an appropriate protective order or other remedy and/or waive compliance by the first Party with the provisions of this Section 7.4, (ii) consult with the other Party on the advisability of taking legally available steps to resist or narrow the scope of such requirement,

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(iii) assist the other Party in seeking a protective order or equivalent and (iv) comply with any applicable protective order or equivalent. If, in the absence of such a protective order or such a waiver by the other Party of the provisions of this Section 7.4, the first Party is nonetheless required by Applicable Law to disclose any part of the other Party’s Confidential Information, the first Party may disclose such of the other Party’s Confidential Information without liability under this Agreement, except that the first Party shall (x) furnish only that portion of the other Party’s Confidential Information which is legally required and (y) use its best efforts to obtain an order or other reliable assurances that confidential treatment will be accorded to the portion of such Confidential Information so required to be disclosed.
(e)    Array Compounds Information. Notwithstanding anything herein to the contrary, (i) prior to the Effective Date, all Confidential Information to the extent related to Binimetinib or any other Array Compound (“Array Compounds Information”) shall constitute the Confidential Information of both Parties, and (ii) after the Effective Date, such Array Compounds Information shall constitute Confidential Information of Array, provided, that to the extent such Array Compounds Information relates to a Novartis Compound studied in combination with an Array Compound, then Novartis may use those portions of such information in connection with the Development, Manufacture and Commercialization of any such Novartis Compound.
(f)    Firewall. Promptly after the Effective Date, Novartis shall establish effective firewalls or enter into individual confidentiality agreements with employees so that [***].
Section 7.5    Pharmacovigilance. Within [***], the Parties shall negotiate in good faith, and enter into, a pharmacovigilance agreement effective as of the Effective Date.
Section 7.6    Chinese NSCLC. The clinical trial agreement that will govern the [***].
Section 7.7    Certain Matters Relating to the FTC Decision and Order and EC Remedy Decisions.
(a)    The Parties hereby agree and acknowledge that the terms and provisions of the Proposed FTC Decision and Order and any final commitments adopted by the EC in the context of EC Remedy Decisions shall govern this Agreement and the terms and provisions thereof that pertain to this Agreement are hereby deemed incorporated by reference into this Agreement. Notwithstanding the application of the foregoing, the Parties hereby agree that to the extent that any terms or provisions of this Agreement do not conflict with the Proposed FTC Decision and Order or EC Remedy Decisions, as applicable, but confer greater rights or benefits to Array, or more greatly obligate Novartis, than the corresponding terms or provisions of the Proposed FTC Decision and Order or EC Remedy Decisions, as applicable, then the terms or provisions of this Agreement shall control the rights and obligations of the Parties.
(b)    To the extent that any term or provision of this Agreement conflicts with any directly corresponding term or provision of the Final FTC Decision and Order or the final commitments adopted by the EC in the context of the EC Remedy Decisions, the Parties hereby

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

agree that the terms or provisions of the Final FTC Decision and Order or the final commitments adopted by the EC in the context of the EC Remedy Decisions shall control the rights and obligations of the Parties.
(c)    If at any time prior to the Final FTC Decision and Order becoming effective, the FTC Director of the Bureau of Competition, or the person acting in that capacity, notifies Novartis and Array that Array is not an acceptable acquirer of the assets being transferred to Array pursuant to this Agreement, then each of Novartis and Array shall have the right immediately to rescind this Agreement and the Ancillary Agreements, and the termination provisions of this Agreement shall be applicable as if a termination of this Agreement has occurred, provided, however, that the right to rescind shall not be available to any party that has failed to fulfill its obligations under Section 7.1 of this Agreement.
(d)    If at any time prior to or following adoption of the EC Remedies Decisions, the head of the case team of the European Commission assigned to review the GSK Transactions notifies Novartis and Array that Array is not an suitable acquirer of the assets being transferred to Array pursuant to this Agreement, then each of Novartis and Array shall have the right immediately to rescind this Agreement and the Ancillary Agreements, and the termination provisions of this Agreement shall be applicable as if a termination of this Agreement has occurred; provided, however, that the right to rescind this Agreement shall not be available to any party that has failed to fulfill its obligations under Section 7.1 of this Agreement.
(e)    If at any time prior to the Final FTC Decision and Order becoming effective, the FTC notifies Novartis that this Agreement is not an acceptable manner of divestiture, Novartis and Array shall reasonably seek to modify this Agreement as may be necessary to satisfy the FTC.
(f)    If at any time prior to the adoption of the EC Remedy Decisions, the EC notifies Novartis that this Agreement is not an acceptable manner of divestiture, Novartis and Array shall reasonably seek to modify this Agreement as may be necessary to satisfy the EC.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
Section 8.1    Termination.
(a)    Notwithstanding anything to the contrary herein, this Agreement may be terminated and the Contemplated Transactions abandoned at any time prior to the Effective Date:

(i)	by mutual written consent of Novartis and Array; or

(ii)	by either Novartis or Array, if the GSK Transactions are terminated without the consummation thereof.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(b)    In the event of termination by Novartis or Array pursuant to Section 8.1(a)(ii), written notice thereof will forthwith be given to the other Party and the Contemplated Transactions will be terminated, without further action by any Party. Upon termination, this Agreement shall become null and void and have no further force and effect and all obligations of the Parties under this Agreement shall terminate and there shall be no liability of any Party to any other Party; provided that, (i) nothing herein will relieve or release either Party from liability arising from any breach by such Party of this Agreement prior to the date of termination and (ii) Section 6.1, Section 7.3, Section 7.4(a)-(e), Article VIII and Article X shall survive such termination. For the avoidance of doubt, if the Contemplated Transactions are terminated as provided herein, the Existing License Agreement shall remain in full force and effect in accordance with its terms.
Section 8.2    Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. By an instrument in writing, Array or Novartis may waive compliance by the other Party with any term or provision hereof that such other Party was or is obligated to comply with or perform.
ARTICLE IX
INDEMNIFICATION
Section 9.1    Indemnification by Array. From and after the Effective Date, Array shall indemnify and hold Novartis and its Affiliates, and their respective officers, directors, employees, contractors, agents and assigns, harmless from and against any Losses incurred by Novartis or any of the foregoing persons arising or resulting from:
(a)    the negligence or willful misconduct of Array or any of its Affiliates, contractors or agents;
(b)    the Assumed Liabilities; or
(c)    the breach of any of the representations, warranties, covenants or agreements made by Array to Novartis under this Agreement or the Ancillary Agreements.
Array shall only be obliged to so indemnify and hold Novartis harmless to the extent that such Losses do not arise from Novartis’s or its Affiliates’ breach of this Agreement, or the negligence or willful misconduct of Novartis or its Affiliates or relate to Excluded Liabilities.
Section 9.2    Indemnification by Novartis. From and after the Effective Date, Novartis shall indemnify and hold Array and its Affiliates, and their respective officers, directors, employees, contractors, agents and assigns, harmless from and against any Losses incurred by Array or any of the foregoing persons arising or resulting from:
(a)    the negligence or willful misconduct of Novartis or any of its Affiliates, contractors or agents;
(b)    the Excluded Liabilities; or

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

(c)    the breach of any of the representations, warranties, covenants or agreements made by Novartis or NIP to Array under this Agreement or the Ancillary Agreements.
Novartis shall only be obliged to so indemnify and hold Array harmless to the extent that such Losses do not arise from Array’ or its Affiliates’ breach of this Agreement, or the negligence or willful misconduct of Array or its Affiliates or relate to Assumed Liabilities.
Section 9.3    Indemnification Procedure.
(a)    A Party or any of its Affiliates seeking indemnification hereunder (“Indemnified Party”) shall notify the other Party (“Indemnifying Party”) in writing reasonably promptly after the assertion against the Indemnified Party of any claim or allegation, including by a Third Party (“Third Party Claim”) in respect of which the Indemnified Party intends to base a claim for indemnification hereunder, but the failure or delay so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation or liability that it may have to the Indemnified Party except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such claim is adversely affected thereby.
(b)    Subject to the provisions of Section 9.3(d) below, the Indemnifying Party shall have the right, upon written notice given to the Indemnified Party within thirty (30) days after receipt of the notice from the Indemnified Party of any Third Party Claim to assume the defense and handling of such Third Party Claim, at the Indemnifying Party’s sole expense, in which case the provisions of Section 9.3(c) below shall govern.
(c)    The Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense and handling of such Third Party Claim, and the Indemnifying Party shall defend or handle the same in consultation with the Indemnified Party, and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim which could lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or would involve any admission of wrongdoing on the part of the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party, at the request and expense of the Indemnifying Party, and shall be entitled to participate in the defense and handling of such Third Party Claim with its own counsel and at its own expense.
(d)    Notwithstanding the provisions of Section 9.3(c), in the event (i) the Indemnifying Party fails to conduct the defense and handling of any Third Party Claim in good faith after having assumed such, or (ii) the Indemnifying Party does not give written notice to the Indemnified Party, within thirty (30) days after receipt of the notice from the Indemnified Party of any Third Party Claim, of the Indemnifying Party’s election to assume the defense and handling of such Third Party Claim, then the Indemnified Party may, at the Indemnifying Party’s expense, select counsel reasonably acceptable to the Indemnifying Party in connection with conducting the defense and handling of such Third Party Claim and defend or handle such Third

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Party Claim in such manner as it may deem appropriate, provided, however, that the Indemnified Party shall keep the Indemnifying Party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnified Party defends or handles such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party, at the Indemnified Party’s request but at no expense to the Indemnified Party, and shall be entitled to participate in the defense and handling of such Third Party Claim with its own counsel and at its own expense.
(e)    No Party shall seek or be entitled to indemnification pursuant to this Article IX for any Losses arising from a breach of a representation, warranty, covenant or agreement that as of the date hereof such Party had Knowledge was inaccurate or incapable of being fulfilled at the Effective Date.
Section 9.4    Special, Indirect and Other Losses. EXCEPT TO THE EXTENT (A) EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR ANY ANCILLARY AGREEMENT; OR (B) ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER ARTICLE IX, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY (X) FOR ANY PUNITIVE OR INCIDENTAL DAMAGES, OR (Y) FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY OR SPECIAL DAMAGES, LOST PROFITS, LOST REVENUE OR OPPORTUNITY COSTS (INCLUDING WHERE CALCULATED BY USING OR TAKING INTO ACCOUNT ANY MULTIPLE OF EARNINGS, CASH FLOW, REVENUE OR OTHER SIMILAR MEASURE); [***].
Section 9.5    No Exclusion. Neither Party excludes any liability for death or personal injury caused by its negligence or that of its employees, agents or sub-contractors.
Section 9.6    License Agreement Limitation of Liability. Notwithstanding anything set forth in the License Agreement, including Section 5.2 thereof, Array’s liability to Novartis for losses thereunder, and Novartis’s liability to Array for losses thereunder, in each case, shall be [***].
ARTICLE X
GENERAL PROVISIONS
Section 10.1    Expenses. Except as otherwise specified herein or in the Ancillary Agreements, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the drafting, negotiation, execution, review or performance of this Agreement, the Ancillary Agreements and the Contemplated Transactions will be paid by the Party incurring such costs and expenses, whether or not the Contemplated Transactions will have occurred.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section 10.2    Further Assurances and Actions. Each of the Parties, upon the request of the other Party, whether before, on or after the Effective Date and without further consideration, will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to effect the Contemplated Transactions. Novartis and Array agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the Contemplated Transactions.
Section 10.3    Notices. In addition to any other specific procedures for notification required herein, all notices, demands, requests and other communications made hereunder shall be in writing and shall be given by personal delivery, by nationally recognized overnight courier (with charges prepaid), and shall be deemed to have been given or made (a) if personally delivered, on the day of such delivery; or (b) if sent by overnight courier, three (3) days following the date deposited with such overnight courier service, in each case, pending the designation of another address, addressed as follows:
If to Array:
Array BioPharma Inc.
3200 Walnut Street
Boulder, CO 80301
USA
Attention: General Counsel

If to Novartis or NIP:
Novartis Pharma AG
Lichtstrasse 35
CH - 4056 Basel
Switzerland
Attention: General Counsel
Section 10.4    Headings. The headings of the Sections and Articles of this Agreement are for reference purposes only, are not part of this Agreement, and shall not in any way affect the meaning or interpretation of this Agreement.
Section 10.5    Severability. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity or enforceability of the remainder of this Agreement, and the invalid or unenforceable provision shall be fully severed from this Agreement and there shall automatically be added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Section 10.6    Counterparts. This Agreement may be executed in one or more counterparts, and delivered by electronic or other means, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
Section 10.7    Entire Agreement. This Agreement, including the Exhibits, which are incorporated by reference herein, and the Ancillary Agreements, including the exhibits attached thereto, represent the entire understanding and agreement between the Parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the Parties with respect to such subject matter. All provisions contained in any Exhibit delivered by or on behalf of the Parties, or in connection with the Contemplated Transactions, are an integral part of this Agreement. In the event of any conflict between the terms of this Agreement and the terms of any Exhibit, the terms of this Agreement shall control and prevail.
Section 10.8    Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by the law of the State of New York without regard to conflict of law principles that would result in the application of any Applicable Law other than the laws of the State of New York.
Section 10.9    Dispute Resolution.
(a)    Subject to Section 10.10, in the event of a dispute with regard to the interpretation, breach or alleged breach of this Agreement or any Ancillary Agreement, the Parties shall refer such dispute to the Transition Committee for discussion and resolution.  If the Transition Committee is unable to resolve such a dispute within thirty (30) days of the dispute being referred to them, then either Party may require that the Parties forward the matter to the chief executive officer of Array and the President of the Novartis Oncology Business Unit, who shall attempt in good faith to resolve such dispute.  If such officers cannot resolve such dispute within thirty (30) days of the matter being referred to them, either Party shall be free to initiate the arbitration proceedings outlined in Section 10.9(b).
(b)    Any unresolved disputes between the Parties shall be resolved by final and binding arbitration.  Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party.  Arbitration shall be held in New York, New York, according to the commercial rules of the International Chamber of Commerce (“ICC”).  The arbitration shall be conducted by a panel of three (3) arbitrators. Each Party shall, within thirty (30) days after the institution of the arbitration proceedings, appoint an arbitrator, and such arbitrator shall together, within thirty (30) days, select a third (3rd) arbitrator as the chairman of the arbitration panel. Each arbitrator shall be conflict-free and have significant experience in the pharmaceutical research and development business.  If the two (2) initial arbitrators are unable to select a third (3rd) arbitrator within such thirty (30) day period, the third (3rd) arbitrator shall be appointed in accordance with ICC rules.  The arbitrators shall render their opinion within thirty (30) days of the final arbitration hearing.  No arbitrator (nor the panel of arbitrators) shall have the power to award punitive damages under this Agreement and such award is expressly prohibited.  Decisions of the panel of arbitrators shall be based on the application of New York law, without regarding for its conflicts of law principals, and, absent manifest error, shall be final

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

and binding on the Parties.  Judgment on the award so rendered may be entered in any court of competent jurisdiction.
(c)    Nothing in this Section 10.9 shall preclude a Party from seeking and obtaining in a court of competent jurisdiction injunctive or equitable relief to preserve the status quo or prevent immediate harm to the Party.
(d)    Notwithstanding anything herein to the contrary, the Parties shall not seek, directly or indirectly, pursuant to this Section 10.9 or any dispute resolution mechanism contained in an Ancillary Agreement, a decision the result of which would be inconsistent with the terms of the Final FTC Decision and Order or the EC Remedy Decisions or the remedial purposes thereof
Section 10.10    Specific Performance. The Parties agree that irreparable damage would occur in the event any provision hereof were not performed in accordance with the terms hereof and that the Parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity without the necessity of demonstrating the inadequacy of monetary damages and without the posting of a bond.
Section 10.11    Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Each Party agrees that its rights and obligations under this Agreement may not be transferred or assigned, directly or indirectly, to any Person without the prior written consent of the other Parties; provided, however, that each Party may transfer or assign this Agreement (a) to an Affiliate (for so long as such Person remains an Affiliate) or (b) to any Third Party that purchases or otherwise receives all or substantially all of the assets owned or controlled by such Party to which this Agreement relates (whether by merger, consolidation, stock sale, asset sale or otherwise).
[signature page follows]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective representatives thereunto duly authorized, all as of the date first written above.

NOVARTIS PHARMA AG

By:	/s/ Corinne Savill
Name: Corinne Savill
Title: Head Business Development and
Licensing

By:	/s/ Sean Reilly
Name: Sean Reilly
Title: General Counsel

ARRAY BIOPHARMA INC.

By:	/s/ Ron Squarer
Name: Ron Squarer
Title: CEO

For purposes of Articles II, Section 4.1, Section
5.1(d) and Article X only:

NOVARTIS INTERNATIONAL
PHARMACEUTICAL LTD.

By:	/s/ H.S. Zivi
Name: H.S. Zivi
Title: Deputy Chairman

By:	/s/ Alison Dyer-Fagundo
Name: Alison Dyer-Fagundo
Title: Alternate Director

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

EXHIBIT A

LIST OF CLINICAL TRIALS

1.	[***]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

EXHIBIT B

FINAL FTC DECISION AND ORDER

[To be appended when final]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

EXHIBIT C

PRESS RELEASE

[To be appended when final]